Exhibit 99.1

CareTrust REIT, Inc. Declares Special Dividend of $5.88 per Share

$132 Million Represents Accumulated Earnings and Profits Allocated to CareTrust REIT, Inc. in Connection with its Recent Spin-Off from The Ensign Group, Inc.

MISSION VIEJO, Calif., October 17, 2014 (GLOBE NEWSWIRE) – CareTrust REIT, Inc. (Nasdaq:CTRE) today announced that its Board of Directors declared a special dividend to stockholders in connection with its previously announced intention to qualify as a real estate investment trust or “REIT” in 2014 following its separation from The Ensign Group, Inc. (Nasdaq:ENSG) on June 1, 2014.

The special dividend of approximately $132.0 million, or approximately $5.88 per share, will be paid on December 10, 2014, to stockholders of record on October 31, 2014 in a combination of cash and shares of CareTrust common stock. The amount of cash distributed will be approximately $33.0 million, with the remainder distributed in shares.

Stockholders may elect to receive such their entire distribution in either cash or CareTrust common stock, subject to a requirement that the total cash distributed to all Company stockholders be equal to the required cash distribution of approximately $33.0 million. Stockholders of record on the Record Date will receive an election form providing for a choice of all cash or all shares, which must be completed and returned by the close of business on the election deadline of December 1, 2014.

Stockholders electing cash will receive all cash unless the aggregate amount elected by all stockholders is in excess of the required cash distribution, in which case the required cash distribution will be allocated on a pro rata basis to such stockholders so that the aggregate amount paid in cash to all stockholders equals the required cash distribution, with the balance paid in shares. Stockholders electing all shares, or failing to make an election, will receive all shares unless the required cash distribution has not been met, in which case cash will be allocated on a pro rata basis to those stockholders. The number of shares to be distributed will be determined based on the trading price of CareTrust’s common stock following the election deadline.

Broadridge Corporate Issuer Solutions, Inc. will serve as the Company’s Election and Disbursing Agent.

About CareTrustTM

CareTrust REIT, Inc. is a real estate investment company that is engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. CareTrust is organized and conducts its operations to qualify as a REIT for U.S. federal income tax purposes. With 94 net-leased healthcare properties and three operated seniors housing properties in ten states, CareTrust is pursuing opportunities nationwide to acquire additional properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust is available at http://www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding operational strategies, growth prospects and operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement.

Risks and uncertainties related to the Company’s business, its industry and its common stock and include: expected benefits from the spin-off; the ability to make, on a timely or cost-effective basis, the changes necessary to operate as a separate and independent publicly traded company primarily focused on owning a portfolio of healthcare properties; the ability to qualify as a REIT or maintain status as a REIT; the ability and willingness of the Company’s tenants, operators or other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including the Company’s dependence upon The Ensign Group, Inc. (“Ensign”) to make payments to the Company under master leases; the ability of the Company’s tenants and operators, including Ensign, to comply with federal, state and local licensure, certification and inspections laws and regulations; reduction of reimbursement rates from government and other third-party payors, upon which the Company’s tenants depend; the Company’s ability to retain its key management personnel; the Company’s level of indebtedness and covenants in the Company’s debt agreements, which may limit operational flexibility; fluctuating interest rates; the impact of healthcare reform legislation on the Company and its tenants, which cannot be accurately predicted; and other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the reports filed by the Company with the Securities and Exchange Commission, including its Registration Statement on Form 10 and its Quarterly Report on Form 10-Q for a more complete discussion of the risks and other factors that could affect the Company’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

CONTACT: CareTrust REIT, Inc., (949) 540-2000, ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.

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